UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 17, 2022

Jefferies Financial Group Inc.

(Exact name of registrant as specified in its charter)

New York	001-05721	13-2615557
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)

520 Madison Ave., New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-460-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00 Per Share	JEF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2022, in connection with the planned corporate consolidation, Jefferies Financial Group Inc. (the “Company,” “our,” or “we”) announced that Teri Gendron, Chief Financial Officer, and John Dalton, Controller and Chief Accounting Officer, will be departing from the Company in May 2023 to pursue other opportunities. Upon completion of the entity merger of Jefferies Group LLC (“Jefferies Group”) into the Company, Matt Larson, currently Chief Financial Officer of Jefferies Group, and Ms. Gendron, will be co-Chief Financial Officers of the Company. Mr. Larson will succeed Ms. Gendron as Chief Financial Officer of the Company.

Ms. Gendron entered into an Agreement with the Company on July 17, 2022, stating that she will receive certain payments and benefits as set forth in the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events

On July 19, 2022, the Company issued a press release announcing these management changes, the agreed sale of Idaho Timber, and the planned corporate consolidation of Jefferies Group LLC into the Company. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit Number	Description

99.1	Agreement, between Teresa Gendron and the Company, dated July 17, 2022

99.2	Press release, dated July 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2022	JEFFERIES FINANCIAL GROUP INC.

/s/ Michael J. Sharp
Michael J. Sharp
Executive Vice President and General Counsel